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Exhibit 23.4

Consent of Ryder Scott Company, L.P.

April 17, 2007

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, CO 80203-4518

Gentlemen:

        We consent to the references to Ryder Scott Company, L.P., which were included in the Form S-3 filed April 11, 2007 by Cimarex, to be incorporated by reference in Cimarex's subsequent Form S-3 under Rule 462(b).

Very truly yours,
/s/ RYDER SCOTT COMPANY, L.P. Ryder Scott Company, L.P.

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Consent of Ryder Scott Company, L.P.